For period ending  November 30, 1996    Attachment 77Q(1)
File number 811-4040




An amendment to the Declaration of Trust for Managed Investments Trust included in the Trust's Post-Effective Amendment No. 36 filed with the Securities and Exchange Commission through EDGAR on October 4, 1996, (Accession No. : 0000950109-96-006516), is incorporated herein by reference in response to this Sub-Item.